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Exhibit 13.1

CERTIFICATION

        Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of SkyePharma PLC, a company incorporated under the laws of England and Wales (the "Company"), hereby certifies, to such officer's knowledge, that:

        The Annual Report on Form 20-F for the year ended December 31, 2003 (the "Report") of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 28, 2004
	By:	/s/ MICHAEL ASHTON
	Title:	Michael Ashton Chief Executive Officer

        The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) as an exhibit to the Report.

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  Exhibit 13.1
CERTIFICATION